As filed with the Securities and Exchange Commission on December 7, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNAGEVA BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Delaware	56-1808663
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

128 Spring Street, Suite 520 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Synageva BioPharma Corp. 2005 Stock Plan

(Full title of the plan)

Stephen F. Mahoney

Vice President, General Counsel

Synageva BioPharma Corp.

128 Spring Street, Suite 520

Lexington, Massachusetts 02421

(781) 357-9900

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Paul Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐            Accelerated filer  ☐            Smaller Reporting Company  ☒            Non-accelerated filer  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	321,905 shares (2)	$47.93 (3)	$15,428,907	$2,104.50
Common Stock, $0.001 par value per share	377,400 shares (4)	$23.00	$ 8,680,200	$1,183.98
Common Stock, $0.001 par value per share	25,700 shares (5)	$32.90	$ 845,530	$ 115.33

Common Stock, $0.001 par value per share	616,495 shares (6)	$40.74	$25,116,007	$3,425.82
Common Stock, $0.001 par value per share	158,500 shares (7)	$57.56	$ 9,123,260	$1,244.41
TOTALS	1,500,000 shares		$59,193,904	$8,074.04

(1)	The aggregate number of shares of common stock to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the terms of the Synageva BioPharma Corp. 2005 Stock Plan (the “Plan”). Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares of common stock shown in the table above, an indeterminate number of shares of common stock which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions of the Plan governing such adjustments.
(2)	Represents shares of common stock reserved for issuance pursuant to options available for grant (but not yet granted) under the Plan.
(3)	Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457 (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated on the basis of the average of the high ($48.87) and low ($46.99) sale prices per share of the common stock on the NASDAQ Global Market as of December 7, 2012, which is a date within five business days prior to filing this Registration Statement.
(4)	Represents shares of common stock reserved for issuance upon the exercise of options previously granted on December 20, 2011 under the Plan.
(5)	Represents shares of common stock reserved for issuance upon the exercise of options previously granted on March 14, 2012 under the Plan.
(6)	Represents shares of common stock reserved for issuance upon the exercise of options previously granted on June 27, 2012 under the Plan.
(7)	Represents shares of common stock reserved for issuance upon the exercise of options previously granted on October 4, 2012 under the Plan.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 1,500,000 shares of our common stock for issuance under the Synageva BioPharma Corp. 2005 Stock Plan. Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement the entire contents of our Registration Statement on Form S-8 (File No.333-177827) filed with the Securities Exchange Commission (the “Commission”) on November 8, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Commission on March 22, 2012, as amended April 24, 2012;

(b) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 as filed with the Commission on May 9, 2012 and August 3, 2012 and November 6, 2012, respectively.

(c) Our Current Reports on Form 8-K filed with the Commission on January 4, 2012, January 5, 2012, January 10, 2012, February 9, 2012, March 5, 2012, June 25, 2012, June 28, 2012, July 6, 2012 and July 10, 2012.

(d) The description of the securities contained in our registration statement on Form 8-A (File No. 0-23155) dated October 1, 1997 filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts on December 6, 2012.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sanj K. Patel and Carsten Boess, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Sanj K. Patel Sanj K. Patel	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2012

/s/ Carsten Boess Carsten Boess	Chief Financial Officer (Principal Financial Officer)	December 6, 2012

/s/ Chris Heberlig Chris Heberlig	Vice President, Finance (Principal Accounting Officer)	December 6, 2012

/s/ Felix J. Baker Felix J. Baker	Director	December 6, 2012

/s/ Stephen R. Biggar Stephen R. Biggar	Director	December 6, 2012

/s/ Stephen R. Davis Stephen R. Davis	Director	December 6, 2012

/s/ Thomas R. Malley Thomas R. Malley	Director	December 6, 2012

/s/ Barry Quart Barry Quart	Director	December 6, 2012

/s/ Thomas J. Tisch Thomas J. Tisch	Director	December 6, 2012

/s/ Peter Wirth Peter Wirth	Director	December 6, 2012

EXHIBIT INDEX

4.1	Fifth Amended and Restated Certificate of Incorporation of Synageva, as amended, incorporated by reference to Synageva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Commission on November 8, 2005, as amended by the Synageva’s Current Report on Form 8-K filed with the Commission on November 3, 2011.

4.2	Second Amended and Restated Bylaws of Synageva, incorporated by reference to Synageva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the SEC on November 8, 2005.

4.3*	Synageva BioPharma Corp. 2005 Stock Plan, as amended.

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ropes & Gray LLP (see Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

*	Filed herewith.